SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2005

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Mount Airy Road
Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission by Avaya Inc. (the “Company”) on May 10, 2005, the Company stated:

“On May 4, 2005, the Company gave notice to the holders of the secured floating rate notes of its intention to repay the remaining principal of $164 million secured floating rate notes on May 17, 2005.  In conjunction with the repayment, the Company will terminate the remaining portion of the associated interest rate swap agreements.”

On May 17, 2005 the secured floating rate notes were repaid in full for a total of $162 million and the related interest rate swap agreements were terminated at a cost of $4.7 million.  The security interests relating to the secured floating rate notes have been released.  These secured floating rate notes were due in 2013 and were acquired by the Company when it completed the acquisition of Tenovis in November 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: May 20, 2005	By:	/s/ Garry K. McGuire
		Name:	Garry K. McGuire
		Title:	Chief Financial Officer and Senior Vice President, Corporate Development